WesMark Funds

Item 77I - Terms of New or Amended Securities

WesMark Funds (the "Registrant"), began offering WesMark Tactical Opportunity Fund on February 28, 2017.  Post−Effective Amendment No. 39 to the Registrant's Registration Statement, Accession Number 0001398344-17-002598, is hereby incorporated by reference in response to Item 77I of the Registrant's Form N−SAR.